UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 10, 2025

HNI Corporation
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-14225	42-0617510
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

600 East Second Street
P.O. Box 1109
Muscatine, Iowa 52761-0071
(Address of principal executive offices)
(Zip Code)

(563) 272-7400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	HNI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

This Current Report on Form 8-K is being filed in connection with the completion on December 10, 2025 (the “Closing Date”) of the previously announced acquisition by HNI Corporation (“HNI”) of Steelcase Inc. (“Steelcase”), pursuant to the Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), dated as of August 3, 2025, by and among HNI, Steelcase, Geranium Merger Sub I, Inc. (“Merger Sub Inc.”) and Geranium Merger Sub II, LLC (“Merger Sub LLC”).

Pursuant to the Merger Agreement, on the Closing Date, (i) Merger Sub Inc. merged with and into Steelcase (the “First Merger”), whereupon the separate existence of Merger Sub Inc. ceased, and Steelcase continued as the surviving corporation of the First Merger and a wholly owned subsidiary of HNI and (ii) immediately after the First Merger, Steelcase merged with and into Merger Sub LLC (the “Second Merger” and, together with the First Merger, the “Mergers”), whereupon the separate existence of Steelcase ceased, and Merger Sub LLC continued as the surviving entity of the Second Merger and a direct wholly owned subsidiary of HNI.

Item 1.01. Entry into a Definitive Material Agreement

Amendment No. 2 to Credit Agreement

On December 10, 2025, HNI entered into Amendment No. 2 to the Credit Agreement (“Amendment No. 2”), which amends the Credit Agreement (dated as of September 5, 2025, and as amended by that certain Amendment No. 1, dated as of November 5, 2025, the “Existing Credit Agreement”, and the Existing Credit Agreement as amended by Amendment No. 2 , the “Credit Agreement”) among HNI, as borrower, certain domestic subsidiaries of HNI, as guarantors, certain lenders and Wells Fargo Bank, National Association, as administrative agent.

Amendment No. 2 amends the Existing Credit Agreement to establish a term loan B facility (the “TLB Facility”) in an aggregate principal amount of $500,000,000 and to document the reduction of the existing term loan A facility from an aggregate principal amount of $500,000,000 to $350,000,000. The proceeds of the term loans borrowed under the Credit Agreement were used to finance the Mergers and pay fees and expenses related thereto.

HNI is obligated to pay customary closing fees, arrangement fees and administration fees for a credit facility of this size and type. Borrowings under the TLB Facility will bear interest, at HNI’s option, at either: (a) the alternate base rate, which is defined as a fluctuating rate per annum equal to the greatest of (i) the prime rate then in effect, (ii) the federal funds rate then in effect, plus 0.50% per annum, and (iii) the term SOFR rate determined on the basis of a one-month interest period, plus 1.00%, in each case, plus a margin of 1.00%; and (b) the term SOFR rate (based on one, three or six month interest periods), plus a margin of 2.00%. The term SOFR rate shall be subject to a floor of 0% and the alternate base rate shall be subject to a floor of 1.00%. The applicable margin in each case is determined based on HNI’s net leverage ratio at such time. Interest is payable quarterly in arrears with respect to borrowings bearing interest at the alternate base rate or on the last day of an interest period, but at least every three months, with respect to borrowings bearing interest at the term SOFR rate.

Except as described above, all of the other material terms of the Existing Credit Agreement remain unchanged and in full force and effect. The foregoing summary of the Second Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Exchange Offer and Consent Solicitation

On December 10, 2025, HNI completed its previously announced (i) offer to exchange (the “Exchange Offer”) any and all outstanding 5.125% Notes due 2029 (the “Existing Steelcase Notes”) issued by Steelcase, for up to $450,000,000 aggregate principal amount of new notes to be issued by HNI, and (ii) solicitation of consents (the “Consent Solicitation”) from the eligible holders of the Existing Steelcase Notes to, among other things, eliminate certain covenants and restrictive provisions from the Steelcase indenture dated August 7, 2006, governing the Existing Steelcase Notes (as amended and supplemented, the “Existing Steelcase Indenture”) and the Existing Steelcase Notes (the “Proposed Amendments”).

Upon completion of the Exchange Offer, HNI issued $350,979,000 in aggregate principal amount of 5.125% Senior Secured Notes due 2029 (the “New HNI Notes”), issued pursuant to an indenture, dated as of December 10, 2025 (the “New HNI Indenture”), by and among HNI, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

As previously announced, on October 9, 2025, Steelcase executed a First Supplemental Indenture to the Existing Steelcase Indenture (the “Existing Steelcase Notes First Supplemental Indenture”) in order to effect the Proposed Amendments. The Existing Steelcase Notes First Supplemental Indenture became operative on December 10, 2025, upon the settlement of the Exchange Offer and the Consent Solicitation.

New HNI Notes

The New HNI Notes will accrue interest from July 18, 2025, the most recent date on which interest has been paid on the Existing Steelcase Notes, at a rate of 5.125% per year. Interest on the New HNI Notes will be payable semi-annually in arrears on January 18 and July 18 of each year, beginning on January 18, 2026. The New HNI Notes will mature on January 18, 2029.

HNI may, at its option, redeem all or a part of the New HNI Notes prior to July 18, 2028 (the “Par Call Date”), at a redemption price equal to the greater of (i)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 40 basis points less (b) interest accrued to the date of redemption, and (ii) 100% of the principal amount of the Notes to be redeemed, plus in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, HNI may, at its option, redeem all or a part of the New HNI Notes at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

The foregoing description is a summary of the terms of the New HNI Indenture and the New HNI Notes and does not purport to be complete. The foregoing description is qualified in its entirety by reference to the full text of the New HNI Indenture and the form of global note representing the New HNI Notes, copies of which are attached hereto as Exhibits 4.1 and 4.2 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information set forth in the Introductory Note and this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger Agreement, at the effective time of the first merger (the “First Effective Time”), each share of Steelcase class A common stock, no par value (“Steelcase common stock”), issued and outstanding immediately before the First Effective Time (other than shares of Steelcase common stock owned by HNI, Merger Sub Inc. and Merger Sub LLC) were converted into, at the election of the holder thereof, subject to automatic adjustment, the right to receive the following consideration (collectively with, if applicable, cash in lieu of fractional shares, the “merger consideration”): (i) (a) 0.2192 shares of common stock of HNI (“HNI common stock”) and (b) $7.20 in cash (together, the “mixed election consideration”); (ii) $16.19 in cash and 0.0009 shares of HNI common stock (the “cash election consideration”); or (iii) 0.3940 shares of HNI common stock (the “stock election consideration”). The “Parent Common Stock Reference Price” referenced in the Merger Agreement and used for purposes of calculating the cash election consideration and the stock election consideration is $41.1991 (the product obtained by multiplying 0.2192 by the volume-weighted average closing price (rounded to four decimal places) of one share of HNI common stock on the New York Stock Exchange for the period of 10 consecutive trading days ending on the second full trading day preceding the closing date of the Mergers).

Shares of Steelcase common stock (other than cancelled shares) owned by holders of Steelcase common stock who did not make an election or who failed to properly make an election were converted into the right to receive mixed election consideration. No fractional shares of HNI common stock were issued in the Mergers, and holders of Steelcase common stock will receive cash in lieu of any fractional shares of HNI common stock.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the First Effective Time, each outstanding equity award with respect to Steelcase common stock was treated as follows:

•	Each Vested Company RSU Award (as defined in the Merger Agreement) was canceled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product obtained by multiplying (A) the number of shares of Steelcase common stock subject to the Company RSU Award (as defined in the Merger Agreement) immediately prior to the First Effective Time by (B) the cash election consideration;

•	Each Unvested Company RSU Award (as defined in the Merger Agreement) was assumed by HNI and converted into a restricted stock unit award that settles in an amount in cash (that accrues interest using the Applicable Interest Rate (as defined in the Merger Agreement)) and a number of shares of HNI common stock (rounded to the nearest whole share) that the holder would have received if the holder would have converted all of the Steelcase common stock underlying the Unvested Company RSU Award based on an election to receive mixed election consideration with the same terms and conditions as applied to such Unvested Company RSU Award immediately prior to the First Effective Time;

•	Each Company DSU Award (as defined in the Merger Agreement) was canceled and converted into the right to receive an amount in cash (without interest other than as required pursuant to applicable plan terms and subject to applicable withholding taxes) equal to the product obtained by multiplying (A) the number of shares of Steelcase common stock subject to the Company DSU Award immediately prior to the First Effective Time by (B) the cash election consideration;

•	Each Company PSU Award (as defined in the Merger Agreement) was assumed by HNI and converted into a restricted stock unit award that settles in an amount in cash (that accrues interest using the Applicable Interest Rate) and a number of shares of HNI common stock (rounded to the nearest whole share) that the holder would have received if the holder would have converted all of the Steelcase common stock underlying the Company PSU Award based on an election to receive mixed election consideration (with the performance-based vesting condition that applied to the Company PSU Award immediately prior to the First Effective Time deemed attained at the performance level based on Steelcase’s actual performance);

•	Each Company Cash-Based Award (as defined in the Merger Agreement) was treated in accordance with the applicable award agreement and Steelcase’s equity plan, with the performance-based vesting condition that applied to the Company Cash-Based Award immediately prior to the First Effective Time deemed attained based on Steelcase’s actual performance, and accruing interest using the Applicable Interest Rate for the remainder of the performance period; and

•	Each Company CBOA (as defined in the Merger Agreement) was treated in accordance with the applicable award agreement and Steelcase’s equity plan.

The foregoing summary of the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by HNI with the Securities and Exchange Commission (the “SEC”) on August 4, 2025 and is incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Amendment No. 2 to Credit Agreement” is hereby incorporated into this Item 2.03 by reference.

The terms of the New HNI Indenture and the New HNI Notes are described in Item 1.01 of this Current Report on Form 8-K under the heading “New HNI Notes,” which description is incorporated into this Item 2.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with the terms of the Merger Agreement, the size of the board of directors of HNI (the “Board”) as of the First Effective Time was increased to consist of a total of 12 members. Pursuant to the Merger Agreement, Timothy C. E. Brown was appointed to the Board as a member of the class of directors of the Board with terms expiring in 2027 and as a member of the Human Resources and Compensation Committee and Linda K. Williams was appointed to the Board as a member of the class of directors of the Board with terms expiring in 2028 and as a member of the Audit Committee, in each case effective upon the First Effective Time.

Timothy C. E. Brown: Mr. Brown, age 63, served on the Board of Directors of Steelcase from 2016 until the First Effective Time. He has been Chair Emeritus of IDEO LP, a global innovation and design firm, since March 2024 and Vice Chair of kyu, a collective of creative organizations, since 2020. He was Chief Executive Officer and President of IDEO from 2000 to 2019, and his other roles at IDEO include Chair (2023 to 2024), Co-Chair (during 2023), Chair and Co-Chief Executive Officer (2022 to 2023) and Executive Chair (2019 to 2022).

Linda K. Williams: Ms. Williams, age 56, served on the Board of Directors of Steelcase from 2020 until the First Effective Time. She has been Vice President, Global Head of FP&A Finance, Google Cloud of Google LLC since January 2024. She served as Vice President, Global Head of Go-to-Market Finance, Google Cloud of Google from 2021 to 2024. Prior to joining Google, she was with Hewlett Packard Enterprise (and its predecessor companies) from 1997 to 2021, serving as Senior Vice President, HPE Products and Services Chief Financial Officer in 2021, Chief Audit Executive and Vice President of Enterprise Risk Management from 2019 to 2021, and Vice President and Chief Financial Officer, HPE Pointnext Services Division from 2015 to 2019.

Item 8.01. Other Events

On December 10, 2025, HNI issued a press release announcing consummation of the transaction between HNI and Steelcase. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements of Steelcase as of and for the year ended February 28, 2025 are available in the Steelcase Form 10-K filed April 18, 2025. The financial statements of Steelcase as of and for the quarter ended August 29, 2025 are available in the Steelcase Form 10-Q filed September 26, 2025.

(b) Pro-Forma Financial Information

HNI has previously filed its unaudited pro forma condensed combined financial statements for the year ended December 28, 2024 as part of its Amendment No. 2 to Form S-4 filed on October 16, 2025. HNI will file the remaining pro forma financial statements required by this Item no later than February 25, 2026.

(d) Exhibits

No.	Document Description
2.1	Agreement and Plan of Merger, by and among Steelcase Inc., HNI Corporation, Geranium Merger Sub I, Inc. and Geranium Merger Sub II, LLC, dated as of August 3, 2025 (incorporated herein by reference to Exhibit 2.1 to the Company’s Form 8-K, initially filed with the Commission on August 4, 2025)
4.1	Indenture, dated December 10, 2025, relating to the 5.125% Notes due 2029, by and among HNI, the guarantors party thereto and U.S. Bank Trust Company, National Association
4.2	Form of Global Note representing 5.125% Notes due 2029 (included in Exhibit 4.1)
10.1	Amendment No. 2 to the Credit Agreement (dated as of September 5, 2025, and as amended by that certain Amendment No. 1, dated as of November 5, 2025), dated December 10, 2025, by and among HNI, as borrower, certain domestic subsidiaries of HNI, as guarantors, certain lenders and Wells Fargo Bank, National Association, as administrative agent.
99.1	Press Release dated December 10, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HNI CORPORATION

Date: December 10, 2025	By:	/s/ Steven M. Bradford
	Name:	Steven M. Bradford
	Title:	Senior Vice President,General Counsel and Secretary